UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 22, 2018

Washington Prime Group Inc.

Washington Prime Group, L.P.

(Exact name of Registrant as specified in its Charter)

Indiana Indiana	001-36252 333-206500-01	46-4323686 46-4674640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 East Broad Street Columbus, Ohio	43215
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (614) 621-9000

N/A

(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

 [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01.    Entry into a Material Definitive Agreement.

On January 22, 2018, Washington Prime Group, L.P. (the “ Borrower”), the operating partnership of Washington Prime Group Inc. (the “Company” or “WPG” and together with the Borrower, a “Registrant”), executed an Amended and Restated Revolving Credit and Term Loan Agreement, dated as of January 22, 2018 (the “Agreement”), with a syndicate of financial institutions, as lenders, Bank of America, N.A. (“BOA” and together with the syndicate of financial institutions, the “Lenders”), as administrative agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole bookrunner and joint lead arranger. The Lenders will provide to the Borrower a credit facility under the Agreement (the “Facility”) in an amount up to One Billion Dollars ($1,000,000,000) consisting of a revolving credit facility in an amount up to Six Hundred Fifty Million Dollars ($650,000,000) (the “Revolver”) and a term loan facility of Three Hundred Fifty Million Dollars ($350,000,000) (the “Term Loan”). Borrowings of approximately One Hundred Fifty-Five Million Dollars ($155,000,000) from the Revolver were used to repay the outstanding balance under the Borrower’s revolving credit facility entered into in May 2014. The Term Loan was fully funded at closing and the proceeds of the Term Loan were used to repay the $270 million term loan outstanding under the term loan agreement entered into in June 2015 with the remainder used to reduce the outstanding balance on the revolving credit facility.

On January 19, 2018, the Company used the proceeds from its then existing revolving credit facility to repay the $86.5 million mortgage loan secured by The Outlet Collection®|Seattle. The termination date of the Revolver is December 30, 2021, but the Borrower has the option to extend the termination date for a period of six months two times. The maturity date of the Term Loan is December 30, 2022, with no extension options. The Borrower may request an increase in the Revolver and/or the establishment of additional term loans by an aggregate amount not to exceed Five Hundred Million Dollars ($500,000,000), increasing the Facility to an amount not to exceed One Billion Five Hundred Million Dollars ($1,500,000,000). Any increase in the Facility must be in incremental amounts of Ten Million Dollars ($10,000,000) and is subject to, among other things, the agreement of existing Lenders and/or new lenders to commit to provide such increase.

The interest rate for borrowings under the Revolver are based on the Borrower’s investment grade credit ratings and will range from (x) for Eurodollar rate loans, LIBOR plus 87.5 basis points (“bps”) to LIBOR plus 125 bps and (y) for base rate loans, the applicable base rate to the applicable base rate plus 25 bps. The interest rate for the Term Loan are based on the Borrower’s investment grade credit ratings and will range from (x) for Eurodollar rate loans, LIBOR plus 90 bps to LIBOR plus 145 bps and (y) for base rate loans, the applicable base rate to the applicable base rate plus 45 bps. Subject to the terms of the Agreement, in the event the Borrower fails to maintain an investment grade credit rating from the applicable rating agencies, then the interest rate (1) for borrowings under the Revolver will range from (x) for Eurodollar rate loans, LIBOR plus 130 bps to LIBOR plus 180 bps and (y) for base rate loans, the applicable base rate plus 30 bps to the applicable base rate plus 80 bps and (2) for the Term Loan will range from (x) for Eurodollar loans, LIBOR plus 145 bps to LIBOR plus 210 bps and (y) for base rate loans, the applicable base rate plus 45 bps to the applicable base rate plus 110 bps. The Borrower may voluntarily prepay outstanding amounts under the Facility without premium or penalty subject to minimum dollar requirements and certain notice requirements.

The obligations under the Agreement will be unsecured obligations of the Borrower and will not be guaranteed by the Company, any affiliate of the Borrower, or any other entity. The Agreement has customary affirmative and negative covenants, including, among others, reporting obligations and certain limitations on the Borrower's ability to enter into transactions relating to mergers or consolidations, bulk sale of assets, incurrence of indebtedness and granting of liens. Additionally, the Borrower is required to maintain various financial covenants, including a minimum combined equity value, a minimum combined debt service coverage ratio and a minimum unencumbered EBITDA to unsecured interest expense ratio, each as set forth in the Agreement.

The Agreement contains customary events of default with customary grace periods, including, without limitation, failure to pay amounts outstanding under the Agreement when due, violation of financial covenants, insolvency or bankruptcy of the Company, the Borrower or any of its subsidiaries, incurrence of certain judgments against the Borrower or its subsidiaries in amounts over a predetermined limit, the occurrence of a change of control with respect to the Company, and failure of the Company to remain a publicly traded and listed company and to maintain its status as a real estate investment trust for federal income tax purposes.

Certain of the Lenders, one or more of their agents and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking, commercial banking and other services for the Borrower, the Company or one or more affiliates of either, for which they received or will receive customary fees and expenses. The above description is qualified in its entirety by reference to the complete Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

10.1    Amended and Restated Revolving Credit and Term Loan Agreement, dated January 22, 2018.

99.1    Press Release, dated January 22, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Washington Prime Group Inc.
(Registrant)

Date: January 22, 2018	By: /s/ Robert P. Demchak Robert P. Demchak Executive Vice President, General Counsel & Corporate Secretary

Washington Prime Group, L.P.
(Registrant)
By: Washington Prime Group Inc., its sole general partner

Date: January 22, 2018	By: /s/ Robert P. Demchak Robert P. Demchak Executive Vice President, General Counsel & Corporate Secretary